TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                                AND SUBSIDIARIES

                                                                    EXHIBIT II
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                     COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                     Three Months Ended
                                                         January 31,
                                                  2 0 0 1         2 0 0 0
                                                  -------         -------

Basic and diluted earnings:
  Net loss                                      $ (644,043)     $  (755,873)
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Shares:
  Weighted common shares outstanding             2,559,453        2,141,801
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Total weighted shares outstanding                2,559,453        2,141,801
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Basic and diluted loss per common share         $     (.25)     $      (.35)
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